EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Dycom Industries, Inc. on Form S-8 of our report dated August 31, 1998, appearing in the Annual Report on Form 10-K of Dycom Industries, Inc. for the year ended July 31, 1998.



DELOITTE & TOUCHE LLP
Certified Public Accountants
West Palm Beach, Florida

February 19, 1999